                                                                      Exhibit 11


                          CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Custodian, Transfer and Dividend Disbursing Agent, Independent Auditors and Legal Counsel" and "Financial Statements" and to the use of our report dated May 13, 1997 by reference therein, in Post-Effective Amendment No. 48 under the Securities Act of 1933 and Amendment No. 50 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A. No. 33-56094) and related Prospectus and Statement of Additional Information of Nicholas-Applegate Mutual Funds which is incorporated by reference in Post-Effective Amendment No. 51 under the Securities Act of 1933 and Amendment No. 53 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 33-56094) and related Prospectus and Statement of Additional Information of Nicholas-Applegate Mutual Funds which is further incorporated by reference in Post-Effective Amendment No. 57 under the Securities Act of 1933 and Amendment No. 59 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A, No. 33-56094) and Related Prospectus and Statement of Additional Information of Nicholas-Applegate Mutual Funds.



Los Angeles, California
April 16, 1998